UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 30, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Reports on Form 8-K and Form 8-K/A filed on November 17, 2016 and November 23, 2016, respectively, we, through GAHC4 Lafayette LA ALF, LLC and GAHC4 Lafayette LA MC, LLC, our wholly owned subsidiaries, entered into two separate assignments of asset purchase agreements with Seniors Investments II, LLC, or assignor, and Colonial Oaks Assisted Living Lafayette, LLC and Colonial Oaks Memory Care Lafayette, LLC, or collectively, subtenant assignees, whereby we assumed assignor’s rights, title and interest as buyer under two separate asset purchase agreements dated March 31, 2016 between assignor and Cedar Crest, LLC and assignor and Hannie Development, Inc., as amended, or collectively, the Asset Purchase Agreements, relating to the acquisition of certain real property assets in connection with two senior housing facilities located in Lafayette, Louisiana, or Lafayette Assisted Living Portfolio, for an aggregate purchase price of $16,750,000, plus closing costs.

On November 30, 2016, we, through GAHC4 Lafayette LA ALF, LLC and GAHC4 Lafayette LA MC, LLC, entered into a sixth amendment to the Asset Purchase Agreements, or the Sixth Amendment, with Hannie Development, Inc. and Cedar Crest, LLC, or collectively, sellers, and subtenant assignees. The material terms of the Sixth Amendment provide for a revision to Section 6.3 of each of the Asset Purchase Agreements regarding prorations and an extension of the closing date to December 1, 2016.

The material terms of the amendment discussed above are qualified in their entirety by the Sixth Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On December 1, 2016, we acquired Lafayette Assisted Living Portfolio from sellers, both of which are unaffiliated third parties, for an aggregate purchase price of $16,750,000, plus closing costs. We financed the purchase of Lafayette Assisted Living Portfolio using cash proceeds from our initial public offering and borrowings under our revolving line of credit with Bank of America, N.A. and KeyBank, National Association. In connection with the acquisition of Lafayette Assisted Living Portfolio, we paid to Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, a base acquisition fee of approximately $377,000 or 2.25% of the aggregate contract purchase price of Lafayette Assisted Living Portfolio. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $377,000, or 2.25% of the aggregate contract purchase price of the property, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Lafayette Assisted Living Portfolio is comprised of two senior housing facilities located in Lafayette, Louisiana that consist of approximately 80,000 square feet of gross leasable area and 107 units, and offer assisted living, independent living and memory care services. Lafayette Assisted Living Portfolio is currently 100% occupied.

On December 6, 2016, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisition of Lafayette Assisted Living Portfolio. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Sixth Amendment to Asset Purchase Agreements by and among Hannie Development, Inc., Cedar Crest, LLC, GAHC4 Lafayette LA ALF, LLC, GAHC4 Lafayette LA MC, LLC, Colonial Oaks Assisted Living Lafayette, LLC and Colonial Oaks Memory Care Lafayette, LLC, dated November 30, 2016

99.1	American Healthcare Investors, LLC Press Release, dated December 6, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
December 6, 2016
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Sixth Amendment to Asset Purchase Agreements by and among Hannie Development, Inc., Cedar Crest, LLC, GAHC4 Lafayette LA ALF, LLC, GAHC4 Lafayette LA MC, LLC, Colonial Oaks Assisted Living Lafayette, LLC and Colonial Oaks Memory Care Lafayette, LLC, dated November 30, 2016

99.1	American Healthcare Investors, LLC Press Release, dated December 6, 2016